                                                                     Exhibit 4.2


                     JOHN HANCOCK FINANCIAL SERVICES, INC.
              TERMS RESOLUTIONS FOR 5.625% SENIOR NOTES DUE 2008

                               NOVEMBER 29, 2001



       Thomas Moloney, Senior Executive Vice President and Chief Financial Officer of John Hancock Financial Services, Inc., a Delaware corporation (the "Company"), and Gregory Winn, Vice President and Treasurer of the Company, being
 -------
two of the "Authorized Officers" of the Company authorized by the resolutions adopted by the Board of Directors of the Company on May 14, 2001 (the "Resolutions"), to establish the form and terms of the 5.625% Notes (as
 -----------
hereinafter defined) and to take, on behalf of the Company, certain other actions with respect to the 5.625% Notes (the "Authorized Officers"), do hereby
                                               -------------------
adopt and execute, on behalf of the Company, as of November 29, 2001 the following resolutions:

       WHEREAS, the Company has previously entered into an Indenture (the

"Indenture") dated as of November 29, 2001, between the Company and JPMorgan
 ---------
Chase Bank, a New York banking corporation, as trustee (the "Trustee"); and
                                                             -------

       WHEREAS, pursuant to the Resolutions the Authorized Officers have been authorized to, among other things, (i) determine, authorize and fix the terms of one or more series of Securities of the Company in an aggregate principal amount up to such aggregate principal amount as shall be sold at an aggregate initial offering price not exceeding $1,000,000,000, (ii) negotiate, execute and deliver one or more underwriting agreements, distribution agreements, terms agreements, pricing agreements or purchase agreements relating to such Securities, and (iii) take all such further action as the Authorized Officers may deem to be necessary or advisable to carry out the purpose and intent of the Resolutions which relate to the offering of such Securities; and

       WHEREAS, the Authorized Officers wish to establish the terms of a new series of Securities to be issued pursuant to the Indenture; and

       WHEREAS, unless otherwise specified herein, capitalized terms used in these resolutions shall have the meanings ascribed thereto in the Indenture;

       NOW THEREFORE be it:

       RESOLVED, that, pursuant to Section 301 of the Indenture, there be and hereby are approved a series of Securities under the Indenture having the terms set forth below:

       (1) The title of the Securities shall be the "5.625%% Senior Notes due 2008" (the "5.625% Notes").
                        ------------

       (2) The aggregate principal amount of the 5.625% Notes shall be unlimited. There shall be initially issued, authenticated and delivered under the Indenture an aggregate principal amount of $500.0 million of 5.625% Notes (exclusive of 5.625% Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 5.625% Notes pursuant to Section 304, Section 305, Section 306, Section 906, Section 1107, or Section 1305 of the Indenture).

       (3) The date on which the principal amount of the 5.625% Notes is payable is December 1, 2008, unless accelerated pursuant to the Indenture. The aggregate principal amount of the 5.625% Notes payable at maturity shall be $500.0 million, subject to the issuance of additional 5.625% Notes by the Company.

       (4) The 5.625% Notes shall bear interest at a rate of 5.625% per annum from December 6, 2001. Interest shall be payable semiannually on December 1 and June 1 (each, an "Interest Payment Date") of each
                                             ---------------------
            year, commencing June 1, 2002, to each person in whose name the 5.625% Notes are registered at the close of business on the Regular Record Date for such interest. The Regular Record Dates for the payment of interest shall be the November 15 and May 15 immediately preceding the applicable Interest Payment Date. Interest on the 5.625% Notes shall be calculated on the basis of a 360-day year consisting of 12 30-day months.

       (5) Principal (and premium or Make-Whole Amount, if any) and interest payable in respect of the 5.625% Notes shall be payable in the Borough of Manhattan, the City of New York at the office of the Trustee at 450 West 33rd Street, 15th Floor, New York, New York 10001 and any 5.625% Notes issued in the form of Registered Securities may be surrendered at such location for registration of transfer or exchange and notices or demands to or upon the Company in respect of the 5.625% Notes may be served at such location.

       (6) (a) The 5.625% Notes are subject to redemption at the option of the Company, in whole or in part, at any time at a Redemption Price equal to the greater of:

                  (1) 100% of the principal amount of the 5.625% Notes being redeemed; and

                  (2) an amount equal to the sum of the present values of the remaining scheduled payments for principal and interest on the 5.625% Notes being redeemed, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 12 30-day months) at the Treasury Rate, plus 20 basis points;

            plus, in each case, accrued and unpaid interest on the 5.625% Notes
            ----
            being redeemed to the Redemption Date.

            (b) Notice of any such redemption shall be given not less than 30 days nor more than 90 days (as further set forth in Section 1104 of the Indenture) prior to the Redemption Date.

            (c) For purposes of the aforementioned redemption provisions of the 5.625% Notes, the following terms shall have the meanings set forth below:

                  "Treasury Rate" means the rate per year equal to the semi-
                   -------------
            annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

                  "Comparable Treasury Issue" means the United States Treasury
                   -------------------------
            security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the 5.625% Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 5.625% Notes.

                  "Independent Investment Banker" means either Lehman Brothers
                   -----------------------------
            Inc. or Morgan Stanley & Co. Incorporated, as specified by the Company, and any successor firm or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

                  "Comparable Treasury Price" means with respect to any
                   -------------------------
            Redemption Date for the 5.625% Notes, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

                  "Reference Treasury Dealer" means Lehman Brothers Inc., Morgan
                   -------------------------
            Stanley & Co. Incorporated or another primary treasury dealer, as specified by the Company (the "Primary Treasury Dealer"); provided,
                                           -----------------------    --------
            however, that if Lehman Brothers Inc., Morgan Stanley & Co.
            -------
            Incorporated or another primary treasury dealer, as specified by the Company shall cease to be the Primary Treasury Dealer, the Company shall substitute therefor another primary treasury dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to
                   ------------------------------------
            the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at

            5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

       (7) The 5.625% Notes are not subject to any sinking fund or analogous provisions. The 5.625% Notes will not be redeemable at the option of the Holders thereof prior to maturity.

       (8) The 5.625% Notes shall be issuable only in denominations of $1,000 and integral multiples thereof and all such 5.625% Notes shall be issued in the form of Registered Securities (which shall initially be global Securities).

       (9) The Trustee shall initially act as the Registrar and Paying Agent for the 5.625% Notes.

       (10) One hundred percent (100%) of the principal amount of the 5.625% Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 502 of the Indenture.

       (11) Payments of principal (and premium or Make-Whole Amount, if any) and interest on the 5.625% Notes shall be payable in Dollars.

       (12) The amount of payments of principal (and premium or Make-Whole Amount, if any) and interest on the 5.625% Notes shall not be determined with reference to an index, formula or other method.

       (13) Payments of principal (and premium or Make-Whole Amount, if any) and interest on the 5.625% Notes shall not be payable at the option of the Company or a Holder thereof in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the 5.625% Notes are denominated.

       (14) Other than as set forth in these resolutions and the Indenture, there are no additional provisions granting special rights to the Holders of the Notes.

       (15) The Events of Default and covenants specified in the Indenture will apply to the 5.625% Notes without additions or changes.

       (16) The 5.625% Notes shall be issuable only in the form of Registered Securities. The 5.625% Notes shall be issued initially in the form of one or more permanent global Securities (the "Global 5.625%
                                                             -------------
            Notes"). The depository for the Global 5.625% Notes shall be The Depository Trust Company, a New York limited-purpose trust company ("DTC"), and the Global 5.625% Notes shall be registered in the name
              ---
            of DTC or CEDE & CO., as nominee of DTC.  Except as set forth in
            Section 305 of the Indenture, the Global 5.625% Notes may only be transferred, in whole or in part, to DTC or another nominee of DTC, or to a successor to DTC.

       (17) The 5.625% Notes shall not be issued in the form of Bearer Securities or temporary global Securities.

       (18) Interest on the 5.625% Notes shall be payable to the Person in whose name a Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment.

       (19) The defeasance and covenant defeasance provisions described in Article Fourteen of the Indenture shall apply to the 5.625% Notes.

       (20) There shall be no conditions to the issuance of 5.625% Notes in definitive form other than as set forth in these resolutions and the Indenture.

       (21) The 5.625% Notes shall not be convertible into or exchangeable for common stock of the Company or other securities or property of the Company.

       (22) The principal amount payable at the Stated Maturity of the 5.625% Notes shall be that set forth in the Securities.

       (23) The terms of the 5.625% Notes shall be as set forth in these resolutions and the Indenture.

       RESOLVED, that pursuant to Section 201 of the Indenture, the form of definitive security for the 5.625% Notes shall be as set forth in Exhibit A hereto.

                                                                       EXHIBIT A

       [INCLUDE IF GLOBAL SECURITY: UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

       TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

No.: [_]                                                    CUSIP No.: [       ]

                         5.625% Senior Notes Due 2008


       John Hancock Financial Services, Inc., a Delaware corporation, promises
to pay to [           ], or registered assigns, [[   ] million dollars ($[  ])
/if global Security: the principal amount set forth on Schedule A hereto] on December 1, 2008.

       Interest Payment Dates: June 1 and December 1.

       Regular Record Dates: May 15 and November 15.

       Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                            JOHN HANCOCK FINANCIAL
                            SERVICES, INC.,
[Seal]

                              By:_________________________

                                 Name:
                                 Title:


                            Attested:


                              By:________________________

                                 Name:
                                 Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

JPMORGAN CHASE BANK,
 AS TRUSTEE,


By:________________________
   Authorized Officer

                           REVERSE SIDE OF SECURITY

                         5.625% Senior Notes Due 2008


1.  Interest
    --------

       John Hancock Financial Services, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 1 and December 1 of each year, commencing June 1, 2002. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 6, 2001. Interest will be computed on the basis of a 360-day year of 12 30-day months.


2.  Method of Payment
    -----------------

       The Company will pay interest on the Securities (except Defaulted Interest) to the Persons who are registered holders of Securities at the close of business on the May 15 or November 15 next preceding each Interest Payment Date even if Securities are canceled after the Regular Record Date and on or before such Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Registered Security other than a global Security (including principal, premium and interest) at the office or agency of the Company maintained for such purpose, which shall initially be the office of the Trustee at 450 West 33rd Street, 15th Floor, New York, New York 10001; provided,
                                                                       --------
however, that payments on a Registered Security other than a global Security may
-------
be made by mailing a check to the registered address of each Holder thereof or by wire transfer to a Dollar account maintained by the payee with a bank in the United States.


3.  Paying Agent and Registrar
    --------------------------

       Initially, JPMorgan Chase Bank, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Security Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Security Registrar or co-registrar.


4.  Indenture
    ---------

       The Company issued the Securities under an Indenture dated as of November 29, 2001 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include (1) those stated in the Indenture, (ii) those set forth in the terms resolutions of Authorized Officers of the Company dated as of November 29, 2001, acting pursuant to resolutions adopted by the Company's Board of Directors dated as of May 14, 2001, and (iii) those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

       The Securities are general unsecured obligations of the Company. The initial Securities issued on December 6, 2001 (and any Securities issued in exchange therefor) and any additional Securities issued upon a reopening of the Securities in accordance with Section 301 of the Indenture (and any Securities issued in exchange therefor) will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company to grant liens on the capital stock of John Hancock Life Insurance Company or transfer such capital stock. These covenants are subject to important exceptions and qualifications.


5.  Optional Redemption
    -------------------

       (a) The Securities are subject to redemption at the option of the Company, in whole or in part, at any time at a Redemption Price equal to the greater of:

       (1) 100% of the principal amount of the Securities being redeemed; and

       (2) an amount equal to the sum of the present values of the remaining scheduled payments for principal and interest on the Securities being redeemed, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 12 30-day months) at the Treasury Rate, plus 20 basis points;

       plus, in each case, accrued and unpaid interest on the Securities being
       ----
       redeemed to the Redemption Date.

       (b) Notice of any such redemption shall be given not less than 30 days nor more than 90 days (as further set forth in Section 1104 of the Indenture) prior to the Redemption Date.

       (c) For purposes of the aforementioned redemption provisions of the Securities, the following terms shall have the meanings set forth below:

            "Treasury Rate" means the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

            "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

            "Independent Investment Banker" means either Lehman Brothers Inc. or Morgan Stanley & Co. Incorporated, as specified by the Company, and any successor firm or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

            "Comparable Treasury Price" means with respect to any Redemption Date for the Securities, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

            "Reference Treasury Dealer" means Lehman Brothers Inc., Morgan Stanley & Co. Incorporated or another primary treasury dealer, as specified by the Company (the "Primary Treasury Dealer"); provided,
                                                                 --------
       however, that if Lehman Brothers Inc., Morgan Stanley & Co. Incorporated
       -------
       or another primary treasury dealer, as specified by the Company shall cease to be the Primary Treasury Dealer, the Company shall substitute therefor another primary treasury dealer.

            "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.


6.  Denominations; Transfer; Exchange
    ---------------------------------

       The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes or other governmental charges required by law or permitted by the Indenture. The Security Registrar need not register the transfer of or exchange any Security selected for redemption for a period beginning at the opening of business 15 days before a selection of Securities to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption.


7.  Persons Deemed Owners
    ---------------------

       The registered Holder of this Security may be treated as the owner of it for all purposes.


8.  Unclaimed Money
    ---------------

       If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or Paying Agent for payment.


9.  Discharge and Defeasance
    ------------------------

       Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money, Government Obligations or a combination thereof for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


10.  Amendment, Waiver
     -----------------

       Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of all Outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of all Outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee shall be entitled to amend the Indenture or the Securities, inter alia, (i) to comply
                                                      ----- ----
with Article Eight of the Indenture, (ii) to add additional covenants or surrender any right or power conferred upon the Company, (iii) to add additional Events of Default, (iv) to secure the Securities, (v) to cure any ambiguity, to correct or supplement any provision of the Indenture that may be defective, or to make other provisions that shall not be inconsistent with the Indenture or to make any other changes, provided that in each case such provisions shall not adversely affect the interests of the Holders in any material respect and (vi) to permit or facilitate the defeasance of the Securities in accordance with the Indenture, provided that in each case such action shall not adversely affect the interests of the Holders in any material respect.


11.  Defaults and Remedies
     ---------------------

       Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations of other Indebtedness of the Company if the amount accelerated exceeds $100.0 million, in certain cases subject to notice and lapse of time; and (v) certain events of bankruptcy or insolvency with respect to the Company and John Hancock Life Insurance Company. If an Event of Default (other than a bankruptcy or insolvency default) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

       Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a major-ity in principal amount of the Outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.


12.  Trustee Dealings with the Company
     ---------------------------------

       Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.


13.  No Recourse Against Others
     --------------------------

       A promoter, as such, any past, present or future shareholder or officer or director, as such, of the Company or any successor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


14.  Authentication
     --------------

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


15.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).


16.  CUSIP Numbers
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


17.  Governing Law
     -------------

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture and related resolutions authorizing the terms of the Securities. Requests may be made to:

          John Hancock Financial Services, Inc.
          John Hancock Place
          200 Clarendon Street
          Boston, MA 02117

          Attention:  General Counsel

____________________________________________________________

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.


____________________________________________________________

Date: ________________ Your Signature: _____________________


____________________________________________________________
Sign exactly as your name appears on the other side of this Security.



                                    ________________________
                                           Signature

Signature Guarantee:

____________________________        ________________________
Signature must be guaranteed        Signature

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
____________________________________________________________

                                                                      Schedule A



             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The original principal amount of this global Security is [ ] DOLLARS ($[ ]). The following increases or decreases in this global Security have been made:


                                               Principal
                                               ---------
             Amount of      Amount of          amount of
             ---------      ---------          ---------
             decrease in    increase in        this global
             -----------    -----------        -----------
             principal      principal          Security        Signature of
             ---------      ---------          --------        ------------
             amount of      amount of          following       authorized
             ---------      ---------          ---------       ----------
Date of      this global    of this global     such decrease   officer of
-------      -----------    --------------     -------------   ----------
Exchange     Security       Security           or increase     Trustee
--------     --------       --------           -----------     -------